UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011

Energizer Holdings, Inc.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2011, Joseph W. McClanathan, President and Chief Executive Officer of Energizer Household Products since November 2007, notified Energizer Holdings, Inc. (the “Company”) that he will retire from the Company in the first half of calendar 2012.

The Company and Mr. McClanathan entered into a Separation Agreement and General Release, dated December 15, 2011 (the “McClanathan Separation Agreement”), providing for the conclusion of Mr. McClanathan’s employment on May 31, 2012. Under the McClanathan Separation Agreement, Mr. McClanathan is eligible to receive a full year bonus for fiscal 2012 based on actual Company financial results. Any earned bonus will be payable at the same time as other fiscal 2012 bonuses are paid, but in no event later than December 31, 2012. In addition, all of the time-based Restricted Stock Equivalents awarded to Mr. McClanathan on October 12, 2009 (6,300 shares) and all of his time-based Restricted Stock Equivalents granted on November 7, 2011 (6,084 shares) will immediately vest and be converted into shares of Company common stock to be issued after his retirement but no later than December 31, 2012. Similarly, all of Mr. McClanathan’s time-based Restricted Stock Equivalents awarded on November 1, 2010 (5,700 shares) also will immediately vest and be converted to shares of Company Stock to be issued on the date six months after his retirement. With respect to Mr. McClanathan’s performance-based Restricted Stock Equivalents granted on October 12, 2009 (7,350 shares at target and 14,700 shares at stretch), all will immediately vest and be paid, subject to Company performance, as soon as administratively feasible after the date the Company releases its fiscal 2012 earnings results. Mr. McClanathan continues to be subject to post-employment nondisclosure non-disparagement and non-competition covenants. The McClanathan Separation Agreement also contains other customary provisions.

The description of the McClanathan Separation Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the agreement, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the previously announced retirement of Ms. Gayle G. Stratmann, Vice President and General Counsel of the Company, the Company and Ms. Stratmann entered into a Separation Agreement and General Release, dated December 15, 2011 (the “Stratmann Separation Agreement”), providing for the conclusion of Ms. Stratmann’s employment on May 31, 2012. Under the Stratmann Separation Agreement, Ms. Stratmann is eligible to receive a full year bonus for fiscal 2012 based on actual Company financial results. Any earned bonus will be payable at the same time as other fiscal 2012 bonuses are paid, but in no event later than December 31, 2012. All of the time-based Restricted Stock Equivalents awarded to Ms. Stratmann on October 12, 2009 (4,800 shares), November 1, 2010 (4,140 shares) and November 7, 2011 (4,440 shares) will become fully vested and converted into shares of Company common stock to be issued six months after her retirement. Similarly, all of the performance-based Restricted Stock Equivalents awarded to Ms. Stratmann on October 12, 2009 (5,600 shares at target and 11,200 at stretch) will immediately vest and be paid, based on actual Company fiscal 2012 results. Payment will be made no earlier than the date six months after Ms. Stratmann’s retirement but no later than December 31, 2012. Ms. Stratmann continues to be subject to post-employment non-disclosure, non-solicitation and non-competition covenants. The Stratmann Separation Agreement also contains other customary provisions.

The description of the Stratmann Separation Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the agreement, a copy of which is listed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On December 9, 2011, the Company issued a press release announcing the retirement of Mr. McClanathan and the appointment of Mr. Hoskins, described under Item 8.01, attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On December 9, 2011, the board of directors of the Company appointed Alan R. Hoskins, who currently serves as Vice President, Asia-Pacific, Africa and Middle East, to succeed Mr. McClanathan upon his retirement.

Item 9.01. Financial Statements and Exhibits.

See Exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: December 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release dated December 15, 2011 by and between the Company and Joseph W. McClanathan.

10.2	Separation Agreement and General Release dated December 15, 2011 by and between the Company and Gayle G. Stratmann.

99.1	Press release issued December 9, 2011.